Schering-Plough Corporation and Subsidiaries
Subsidiaries of the Registrant
As of December 31, 1999

                                                                 Exhibit 21

	                                                       State or Country
	                                                       or Incorporation
Subsidiaries of Registrant                                     or Organization

AESCA Chemisch Pharmazeutische Fabrik GmbH	                  Austria
American Image Productions, Inc.                                  Tennessee
American Scientific Laboratories, Inc.                            Delaware
Ark Products Limited                                              United Kingdom
Avondale Chemical Co., Ltd.                                       Ireland
Beneficiadora e Industrializadora S.A. de C.V. 	                  Mexico
Canji, Inc.                                                       Delaware
Chemibiotic (Ireland) Limited                                     Ireland
Colombia Veterinary Holdings, Inc.                                Panama
Coopers Animal Health Limited                                     United Kingdom
Coopers Brasil Ltda.                                              Brazil
Dashtag                                                           United Kingdom
Desarrollos Farmaceuticos Y Cosmeticos S.A.                       Spain
DNAX Research Institute of Molecular & Cellular Biology, Inc.     California
Douglas Industries, Inc.                                          Delaware
Dr. Scholl's Foot Comfort Shops, Inc.                             Delaware
Essex (Taiwan) Ltd.                                               Taiwan
Essex Chemie A.G.                                                 Switzerland
Essex Farmaceutica Portuguesa, Lda                                Portugal
Essex Farmaceutica S. A.                                          Colombia
Essex Italia S.p.A.                                               Italy
Essex Pharma GmbH                                                 Germany
Essex Pharmaceuticals, Inc.                                       Philippines
Essexfarm S. A.                                                   Ecuador
Farmaceutica Essex, S. A.                                         Spain
Garden Insurance Co., Ltd.                                        Bermuda
Giralda Investments Ltd.                                          Switzerland
Global Animal Management Inc.                                     Delaware
Integrated Therapeutics Group, Inc.                               Delaware
Key Pharma                                                        Russia
Key Pharma S.A.                                                   Ecuador
Key Pharma S.A.                                                   Argentina
Key Pharma, A.G.                                                  Switzerland
Key Pharma, S.A.                                                  Spain
Key Pharmaceuticals Export Co., Inc.                         U.S. Virgin Islands
Key Pharmaceuticals, Inc.                                         Florida
Kirby Medical Products Cia Ltda                                   Chile
Kirby-Warrick Pharmaceuticals Limited                             United Kingdom
Laboratorio Essex, C.A.                                           Venezuela
Laboratorio S.P. White's, C.A.                                    Venezuela
Laboratorios Essex S.A.                                           Argentina
Loftus Bryan Chemicals Limited                                    Ireland
Macol, S.A.                                                       Colombia
Mallinckrodt Veterinary Limited	                                  Ireland
MedAdvisor, Inc.                                                  Delaware
Medexa, S.A. de C.V.                                              Mexico
Med-Nim (Proprietary) Limited                                     South Africa
P.T. Schering-Plough Indonesia                                    Indonesia
Pharmaceutical Supply Corporation                                 Delaware
Pharmaco(Canada) Inc.                                             Canada
Pharmaco, Inc.                                                    Delaware
Pitman-Moore Animal Health Limited                                New Zealand
Plough (Australia) Pty. Limited                                   Australia
Plough (UK) Limited                                               United Kingdom
Plough Benelux S.A.                                               Belgium
Plough Broadcasting Co., Inc.                                     Delaware
Plough Consumer Products (Asia) Ltd.                              Hong Kong
Plough Consumer Products (Philippines) Inc.                       Philippines
Plough de Venezuela, C.A.                                         Venezuela
Plough Export, Inc.                                               Tennessee
Plough Farma, Lda. (Portugal)                                     Portugal
Plough France S.A.                                                France
Plough Hellas Limited                                             Greece
Plough Laboratories, Inc.                                         Tennessee
Plough S.p.A.                                                     Italy
Plough Services AG                                                Switzerland
PPL, Inc.                                                         Tennessee
Pro Medica AB                                                     Sweden
Professional Pharmaceutical Corporation                           Delaware
Professional Vaccine Corporation                                  Delaware
Scheramex S.A. de C.V.                                            Mexico
Scherico, Ltd.                                                    Switzerland
Schering Canada Inc.                                              Canada
Schering Corporation                                              New Jersey
Schering Institutional Sales Corporation                          Delaware
Schering Laboratories Advertising Inc.                            Delaware
Schering MyHealth Solutions, Inc.                                 Delaware
Schering Plough (South Korea)                                     South Korea
Schering Sales Corporation                                        Delaware
Schering Sales Management, Inc.                                   Nevada
Schering Transamerica Corporation                                 New Jersey
Schering-Plough (Bray) Limited                                    Ireland
Schering-Plough (Proprietary) Limited                             South Africa
Schering-Plough A/S                                               Norway
Schering-Plough A/S                                               Denmark
Schering-Plough AB                                                Sweden
Schering-Plough Animal Health Limited                             New Zealand
Schering-Plough Animal Health Limited                             Australia
Schering-Plough Animal Health Limited                             Hong Kong
Schering-Plough Animal Health Limited                             Thailand
Schering-Plough Animal Health Operations Sdn Bhd                  Malaysia
Schering-Plough Animal Health Sales Corporation                   Delaware
Schering-Plough Animal Health Sdn Bhd                             Malaysia
Schering-Plough Animal Health, Inc.                               Philippines
Schering-Plough Animal-Health Corporation                         Delaware
Schering-Plough Animal-Health Pte. Ltd.                           Singapore
Schering-Plough B.V.                                              Netherlands
Schering-Plough C.A.                                              Venezuela
Schering-Plough Central East A.G.                                 Switzerland
Schering-Plough China, Ltd.                                       Bermuda
Schering-Plough Compania Limitada                                 Chile
Schering-Plough Coordination Center N.V./S.A.                     Belgium
Schering-Plough Corp., U.S.A.                                     Delaware
Schering-Plough Corporation                                       Philippines
Schering-Plough del Caribe, Inc.                                  New Jersey
Schering-Plough del Ecuador, S.A.                                 Ecuador
Schering-Plough del Peru S.A.                                     Peru
Schering-Plough External Affairs, Inc.                            Delaware
Schering-Plough Farma Lda.                                        Portugal
Schering-Plough Farmaceutica Ltda.                                Brazil
Schering-Plough Grenada Limited                                   Grenada
Schering-Plough HealthCare Products Advertising Corp.             Tennessee
Schering-Plough HealthCare Products Sales Corporation             California
Schering-Plough HealthCare Products, Inc.                         Delaware
Schering-Plough Holdings France                                   France
Schering-Plough Holdings Ltd.                                     United Kingdom
Schering-Plough II - Veterinaria, Lda.                            Portugal
Schering-Plough INT Limited                                       United Kingdom
Schering-Plough International Employees Inc.                      Delaware
Schering-Plough International, Inc.                               Delaware
Schering-Plough Investment Company, Inc.                          Delaware
Schering-Plough Investments Limited                               Delaware
Schering-Plough Kabushiki Kaisha                                  Japan
Schering-Plough Labo N.V.                                         Belgium
Schering-Plough Legislative Resources, L.L.C.                     Delaware
Schering-Plough Limited                                           Iran
Schering-Plough Limited                                           Taiwan
Schering-Plough Limited                                           Thailand
Schering-Plough Limited                                           United Kingdom
Schering-Plough Ltd.                                              Switzerland
Schering-Plough N.V./S.A.                                         Belgium
Schering-Plough Overseas Limited                                  Delaware
Schering-Plough OY (Finland)                                      Finland
Schering-Plough Pensions Ireland Limited                          Ireland
Schering-Plough Pharmaceutical Industrial and Commercial S.A.     Greece
Schering-Plough Products Caribe, Inc.                             Puerto Rico
Schering-Plough Products LLC                                      Puerto Rico
Schering-Plough Products, Inc.                                    Delaware
Schering-Plough Pty. Limited                                      Australia
Schering-Plough Real Estate Company, Inc.                         Delaware
Schering-Plough Real Property Holdings, Inc.                      Delaware
Schering-Plough Research Institute                                Delaware
Schering-Plough S.A.                                              France
Schering-Plough S.A.                                              Paraguay
Schering-Plough S.A.                                              Panama
Schering-Plough S.A.                                              Argentina
Schering-Plough S.A.                                              Colombia
Schering-Plough S.A.                                              Spain
Schering-Plough S.A.                                              Uruguay
Schering-Plough S.A. de C.V.                                      Mexico
Schering-Plough S.p.A.                                            Italy
Schering-Plough Sante Animale                                     France
Schering-Plough Sdn. Bhd.                                         Malaysia
Schering-Plough Tibbi Urunler Ticaret, A.S.                       Turkey
Schering-Plough Veterinaire                                       France
Schering-Plough Veterinaria, S.A. de C.V.                         Mexico
Schering-Plough Veterinary Belgium NV                             Belgium
Schering-Plough Veterinary Corporation                            Nevada
Schering-Plough Veterinary Ltd.                                   Thailand
Schering-Plough Veterinary Nederland BV                           Netherlands
Schering-Plough Veterinary Operations, Inc.                       Delaware
Schering-Plough Veterinary S.A.                                   Greece
Sentipharm A.G.                                                   Switzerland
Shanghai Schering-Plough Pharmaceutical Company, Ltd.             China
SOL Limited                                                       Bermuda
SP Biotech, S.A.                                                  Spain
SP Flight Operations, Inc.                                        Delaware
SP HealthCare Products Corp.                                      Delaware
SP Neurotech, S.A.                                                Spain
S-P RIL Limited (United Kingdom)                                  United Kingdom
S-P Veterinary (UK) Limited                                       United Kingdom
S-P Veterinary Holdings Limited                                   United Kingdom
S-P Veterinary Limited                                            United Kingdom
S-P Veterinary Pensions Limited                                   United Kingdom
Suntan Sensations, Inc.                                           California
Syntro Corporation                                                Delaware
Syntro Zeon, LC                                                   Kansas
SyntroVenture Corporation                                         Kansas
SyntroVet Incorporated                                            Kansas
Tasman Vaccine Laboratory (UK) Limited                            United Kingdom
Technobiotic  Ltd.                                                Australia
The Coppertone Corporation                                        Florida
Trading Pharma AG                                                 Switzerland
Undra S.A. de C.V.                                                Mexico
UNICET, SAS                                                       France
Warrick Pharmaceuticals Corporation                               Delaware
Warrick Pharmaceuticals Limited (United Kingdom)                  United Kingdom
Werthenstein Chemie A.G.                                          Switzerland
White Laboratories Ltd.                                           United Kingdom
White Laboratories of Canada Ltd.                                 Canada
White Laboratories, Inc.                                          New Jersey